Exhibit 10.32

FOURTH AMENDMENT TO CREDIT AGREEMENT

This Fourth Amendment (this “Fourth Amendment” is made as of October 2, 2006 by and between KFLG WATERTOWN, INC., a Massachusetts corporation, with an address at 255 Washington Street, Suite 290, Newton, MA 02458 (the “Borrower”), and TD BANKNORTH, N.A., a national banking association with an office at 370 Main Street, Worcester, Massachusetts 01608 (the “Lender”).

RECITALS

A. The Lender and the Borrower are parties to that certain Credit Agreement, dated as of May 27, 2005, as amended by that certain First Amendment to Credit Agreement, dated as of December 31, 2005, as further amended by that certain Second Amendment to Credit Agreement dated as of May 31, 2006, and as further amended by that certain Third Amendment to Credit Agreement dated as of July 31, 2006 (as the same is and may hereafter be amended from time to time, the “Credit Agreement”) Capitalized terms used herein without definition have the meanings assigned to them in the Credit Agreement.

B. The Borrower has requested that the Lender make certain modifications to the terms and conditions of the Credit Agreement as described herein.

C. Subject to certain terms and conditions, the Lender is willing to agree to the same, as hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

I. AMENDMENTS TO CREDIT AGREEMENT.

A. Section 5.9 of the Credit Agreement entitled “Additional Collateral; Subsidiaries; New Units” is hereby further amended by deleting subsection (d) in its entirety and by substituting the following therefor:

“(d) Insure that all Units opened after the date hereof are owned by the Borrower; provided, however, that: (i) KnowFat of Downtown Crossing, Inc. may own the Unit located at 530 Washington Street, Boston, Massachusetts (the “Downtown Crossing Restaurant”); and (ii) KnowFat of Landmark Center, Inc. may own the Unit located at Landmark Center, 2001 Brookline Avenue, Boston, Massachusetts (the “Landmark Center Restaurant”). Except for the Downtown Crossing Restaurant and the Landmark Center Restaurant, any interest in any restaurant or Unit now or hereafter acquired by the Guarantor shall be an asset owned directly by the Borrower.”

B. Section 6.2 of the Credit Agreement entitled “Indebtedness” is hereby amended by substituting a semi-colon for the period at the end of subsection (h) thereof, and adding the following new subsections (i), (j) and (k) immediately following subsection (f) thereof as follows:

“(i) Indebtedness and obligations of KnowFat of Downtown Crossing, Inc. (“KnowFat Downtown”) to Fit Food, LLC, a Massachusetts limited liability company (“Fit Food”) pursuant to that certain Asset Purchase Agreement between Fit Food and KnowFat Downtown dated as of the date hereof;

(j) Indebtedness and obligations of KnowFat Downtown to Sovereign Bank under the Sovereign Bank Documents (as defined below) in an amount not to exceed the current principal amount outstanding under the Sovereign Bank Documents, plus interest due thereon and costs and expenses related thereto. For purposes hereof, “Sovereign Bank Documents” means: (a) that certain U.S. Small Business Administration Note from Fit Food payable to Sovereign Bank dated April 26, 2005 in the original principal amount of $400,000; (b) that certain Business Loan Agreement between Fit Food and Sovereign Bank dated April 26, 2005; and (c) the Commercial Security Agreement between Fit Food and Sovereign Bank dated April 26, 2005 and the other collateral documents related thereto;

(k) Indebtedness and obligations of the Guarantor to Fit Food pursuant to that certain Guaranty of the Guarantor in favor of Fit Food dated as of the date hereof.”

C. Section 6.3 of the Credit Agreement entitled “Liens” is hereby amended by substituting a semi-colon for the period at the end of subsection (h) thereof; adding the word “and” immediately after said semi-colon; and adding the following new subsections (i) and (j) immediately following subsection (h) thereof as follows:

“(i) Liens granted by KnowFat Downtown in favor of Fit Food pursuant to a certain Security Agreement from KnowFat Downtown in favor of Fit Food dated as of the date hereof securing the Indebtedness and obligations described in Section 6.2(g) hereof;

(j) Liens granted pursuant to the Sovereign Bank Documents (as defined in Section 6.2(i) hereof) on the assets of KnowFat Downtown in favor of Sovereign Bank securing the Indebtedness and obligations described in Section 6.2(i) hereof.

II. OTHER AMENDMENTS TO LOAN DOCUMENTS

A. The Borrower agrees that it will not permit any amendment to any of the following agreements without the prior written consent of the Lender: (a) the Asset Purchase Agreement between Fit Food, LLC and KnowFat Downtown Crossing, Inc. dated as of the date hereof; (b) the Security Agreement between Fit Food, LLC and KnowFat Downtown Crossing, Inc. dated as of the date hereof; (c) the Sovereign Bank Documents (as defined in Section 6.2(i) of the Credit Agreement); and (d) the Guaranty of the Guarantor in favor of Fit Food, LLC dated as of the date hereof.”

B. Notwithstanding any representation, warranty or covenant contained in the Credit Agreement or any of the other Loan Documents to the contrary, the Lender agrees and acknowledges that the priority of the Permitted Liens in favor of Fit Food and Sovereign Bank shall be governed by a certain lien subordination Agreement among the Lender, Fit Food and Sovereign Bank dated as of the date hereof.

III. NO FURTHER AMENDMENTS.

Except as specifically amended herein, all terms and conditions of the Credit Agreement shall remain in fill force and effect as originally constituted and is hereby ratified and affirmed in all respects, and the indebtedness of the Borrower to the Lender evidenced hereby and by the Note is hereby reaffirmed in all respects. This Fourth Amendment constitutes an amendment to and modification of the Credit Agreement On and after the date hereof, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Fourth Amendment, and each reference in any Loan Document between the Borrower and the Lender or, the Guarantor and the Lender, to the credit Agreement, “thereunder”, “thereof’ or words of like import referring the Credit Agreement shall mean a reference to the Credit Agreement as amended by this Fourth Amendment.

IV. REPRESENTATIONS, WARRANTIES AND COVENANTS.

The Borrower represents, warrants and covenants as follows as of the date hereof:

A. Each of the representations and warranties contained in the Credit Agreement, as amended by this Fourth Amendment, and the other Loan Documents are true and correct as of the date hereof. No material adverse change has occurred in the assets, liabilities, financial condition, business or prospects of the Borrower or the Guarantor from that disclosed in the management-prepared financial statements most recently distributed to the Lender. No Default or Event of Default has occurred or is continuing.

B. The Credit Agreement, as amended by this Fourth Amendment, constitutes the legal, valid and binding obligations of the Borrower, enforceable against it in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally or the application of principles of equity, whether in any action at law or proceeding in equity, and subject to the availability of the remedy of specific performance or of any other equitable remedy or relief to enforce any right thereunder.

C. The execution and delivery of this Fourth Amendment and the other documents, if any, by the Borrower and the transactions contemplated hereby are within the corporate power and authority of the Borrower and have been authorized by all necessary corporate proceedings, and do not and will not (i) contravene any provision of the charter documents or by-laws of the Borrower or any law, rule or regulation applicable to the Borrower; (ii) contravene any provision of, or constitute an event o f default or event that, but for the requirement that time elapse or notice be given (or both) would constitute an event of default under, any other agreement, instrument, order or undertaking binding on the Borrower; or (iii) result in or require the imposition of any encumbrance or lien on any of the properties, assets or rights of the Borrower (other than pursuant to any Security Document executed in connection with the Credit Agreement).

D. The Borrower and the Lender acknowledge and agree that but for this Fourth Amendment, the Borrower would have been in default under the terms and conditions o f the Credit Agreement; and that the terms and conditions set forth herein and the avoidance of such a default constitute fair and adequate consideration mutually exchanged by the Borrower and the Lender in their execution and delivery of this Fourth Amendment.

V. CONDITIONS.

A. This Fourth Amendment shall become effective on the first date on which the Borrower shall have executed and/or delivered to the Lender (or shall have caused to be executed and delivered to the Lender by the appropriate persons) the following:

1. This Fourth Amendment;

2. A Guarantee and Security Agreement from KnowFat of Downtown Crossing, Inc. in favor of the Lender; and

3. Such other supporting documents and certificates as the Lender or its counsel may reasonably request.

B. All legal matters incident to the transactions contemplated hereby shall be satisfactory to counsel for the Lender.

VI. CONFIRMATION OF SECURITY.

The Obligations of the Borrower to the Lender, including, without limitation, the liabilities and obligations of the Borrower under the Credit Agreement, as amended hereby, and the Notes, are secured by, and entitled to all benefits of, the Security Agreement, the Guarantee and Security Agreement, any Mortgage, any Leasehold Security Document, and any other collateral granted by the Borrower or Guarantor to the Lender. The Covered Parties confirm and reaffirm that each has granted to Lender a security interest in, among other property, its deposit accounts and all credits or proceeds thereto and all monies, checks and other instruments held or deposited therein.

VII. MISCELLANEOUS

A. The Borrower represents, warrants, and agrees that, to its know1edge, the Borrower has no claims, defenses, counterclaims or offsets against the Lender in connection with the Credit Agreement or the Obligations, and, to the extent that any claim, defense, counterclaim, or offset may exist, the Borrower thereby affirmatively WAIVES AND RELEASES the Lender from the same.

B. This Fourth Amendment shall take effect as a sealed instrument under the laws of The Commonwealth of Massachusetts.

C. This Fourth Amendment may be executed by the parties hereto in several counterparts hereof and by the different parties hereto on separate counterparts hereof, all of which counterparts shall together constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Fourth Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Fourth Amendment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Lender and the Borrower have caused this Fourth Amendment to be duly executed as a sealed instrument by their duly authorized representatives, all as of the day and year first above written.

KFLG WATERTOWN, INC.

By:__________________________________________
Name:
Title:

TD BANKNORTH, N.A.

By:__________________________________________
Name:
Title:

By its signature below, KnowFat Franchise Company, Inc. hereby agrees and acknowledges that it shall not grant any liens or security interests on any of its assets in favor of Fit Food, LLC (“Fit Food”) to secure any of its obligations to Fit Food under its Guaranty in favor of Fit Food dated as of October 2, 2006.

KNOWFAT FRANCHISE COMPANY, INC.

By:__________________________________________
Name:
Title:

[Signature Page to Fourth Amendment to Credit Agreement]